UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2017

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On February 22, 2017, Philip J. Schulz, a Class III Director of Olin Corporation (Olin), advised Olin that pursuant to the director retirement policy in Olin’s Principles of Corporate Governance, he would resign as an Olin Director, Chair of the Audit Committee, and member of the Audit Committee, Directors and Corporate Governance Committee and Executive Committee, effective on April 27, 2017 at the annual shareholders meeting.

Also on February 23, 2017, Joseph D. Rupp, announced to the Board of Directors his intention to retire as Chairman of the Board of Olin, effective on April 27, 2017 at the annual shareholders meeting.

A press release reporting the retirements of Mr. Schulz and Mr. Rupp, attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 8.01.    Other Events.

On February 23, 2017, the Board of Directors of Olin elected John E. Fischer as Chairman of the Board effective on April 27, 2017 after the annual shareholders meeting. Mr. Fischer will continue in his current positions as President and Chief Executive Officer.

On February 27, 2017, Olin issued the press release attached hereto as Exhibit 99.1, reporting such election, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit
99.1	Press release issued February 27, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain
	Name:	George H. Pain
	Title:	Senior Vice President, General Counsel and Secretary

Date: February 27, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press release issued February 27, 2017.